Exhibit 10.4

EXECUTION COPY

Dated as of August 2, 2018

among

CURO CANADA RECEIVABLES LIMITED PARTNERSHIP,

by its general partner,

CURO CANADA RECEIVABLES GP INC.

as Borrower

and

WATERFALL ASSET MANAGEMENT, LLC

as Administrative Agent

GENERAL SECURITY AGREEMENT

i

THIS GENERAL SECURITY AGREEMENT (this Agreement) is dated as of August 2, 2018 and made between CURO CANADA RECEIVABLES LIMITED PARTNERSHIP, by its general partner, CURO CANADA RECEIVABLES GP INC., a partnership duly formed under the laws of the Province of Ontario (the “Borrower”), in favour of WATERFALL ASSET MANAGEMENT, LLC, as administrative agent (the “Administrative Agent”) for the ratable benefit of the Secured Parties (as defined herein).

RECITALS:

(A)

Waterfall Asset Management, LLC, as Administrative Agent and Lender, has agreed to make certain credit facilities available to the Borrower upon the terms and conditions contained in a credit agreement dated on or about the date hereof, between the Borrower, the Administrative Agent and the Lenders party thereto from time to time (the “Credit Agreement”).

(B)

The Administrative Agent is to hold for its own benefit and is to act as administrative agent under the Credit Agreement, inter alia, to hold as agent for the benefit of the Secured Parties, any and all security for the payment and performance of the obligations of the Borrower under the Credit Agreement and the other Loan Documents to which the Borrower is a party.

(C)

The Borrower has agreed to execute and deliver this Agreement to and in favour of the Administrative Agent as security for the payment and performance of the Borrower’s obligations to the Secured Parties under the Credit Agreement and other Loan Documents to which it is a party.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Borrower and the Administrative Agent agree as follows.

ARTICLE I

INTERPRETATION AND INSTRUCTIONS

SECTION 1.01 DEFINITIONS AND PRINCIPLES OF INTERPRETATION

Except where the context otherwise requires or except as otherwise set out below, terms defined in Article I of the Credit Agreement shall have the same meanings where used in this Agreement. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Credit Agreement, the terms of the Credit Agreement shall prevail. Except as otherwise set out below, the principles of interpretation as set out in Article I of the Credit Agreement shall apply to this Agreement as if set out in full again here, with such changes as are appropriate to fit this context.

SECTION 1.02 TERMS OF THE CREDIT AGREEMENT

The Parties agree and acknowledge that the Administrative Agent shall at all times act in accordance with the Credit Agreement.

ARTICLE II

SECURITY

SECTION 2.01 GRANT OF SECURITY

As a continuing security for the due payment and performance by the Borrower of all Secured Obligations, the Borrower hereby mortgages, charges, pledges, grants, transfers, assigns and sets over unto and grants to the Administrative Agent for the ratable benefit of the Secured Parties a continuing security interest in all present and future undertaking, property and assets of the Borrower, including, without limitation:

(a) all of the Borrower’s undertaking and the Borrower’s right, title and interest in, to and under all Purchased Assets now existing or hereafter acquired by it and any other rights and payments relating to such Purchases Assets pursuant to the terms of the Sale and Servicing Agreement;

(b) the right to receive all distributions from the Purchased Assets and the entire benefit of the Borrower (including all contractual, equitable or other rights or choses in action) in, to and under right, title and interest in, to and under the Underlying Agreements, all whether now owned or hereafter acquired by the Borrower;

(c) assigns, transfers and makes over unto the Administrative Agent, for the ratable benefit of the Secured Parties, and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a first priority security interest in the Transaction Documents;

(d) assigns, transfers and makes over unto the Administrative Agent, for the ratable benefit of the Secured Parties, and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a first priority security interest in the following:

(i) the Transaction Account;

(ii) all credit balances and all other amounts from time to time on deposit in, accredited to, or held for the credit of, the Transaction Account and all the rights which may be derived therefrom; and

(iii) the interest at any time deposited or required to be deposited into the Transaction Account or otherwise received and held by the Administrative Agent; and

(e) all proceeds of the foregoing whether such proceeds arise before or after commencement of proceedings under any applicable bankruptcy, insolvency or other similar law.

SECTION 2.02 SECURITY ASSIGNMENT OF INSURANCE

(a) The Borrower grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in its right, title and interest in, to and under the Master Insurance Contracts to the extent relating to the Purchased Receivables and all moneys which may at any time be or become payable thereunder or in connection therewith or be derived therefrom, including, without limitation, income, bonuses, additions, profits, payments, distributions, withdrawals, proceeds and other increments and any interest thereon together with all moneys otherwise held or accumulated in connection with or for the purposes of the Master Insurance Contracts to the extent relating to the Purchased Receivables with full and irrevocable power to recover, receive and grant receipts for all or any of such moneys and to surrender, assign and otherwise dispose of or deal with the same and the Master Insurance Contracts to the extent relating to the Purchased Receivables at its discretion, and to the extent any proceeds of the Master Insurance Contracts with respect to the Purchased Receivables are paid to the Borrower or directed to be paid to the Borrower, the Borrower hereby grants a security interest in such proceeds in favour of the Administrative Agent for the ratable benefit of the Secured Parties, and the Insurers have been irrevocably directed, authorized and requested to give effect to the foregoing.

(b) Notwithstanding the preceding paragraph of this Section 2.02, the Administrative Agent will not surrender the Master Insurance Policies or the Master Insurance Documents if such surrender will have a material adverse effect on the interests of the Sellers in the Master Insurance Policies, the Master Insurance Documents, any insurance certificates issued thereunder or the proceeds thereof and, to the extent that the Administrative Agent receives moneys which are paid thereunder or in connection therewith or derived therefrom, including, without limitation, income, bonuses, additions, profits, payments, distributions, withdrawals, proceeds and other increments and any interest thereon, to the extent relating to Receivables owned by a Seller, the Administrative Agent will hold such moneys in trust for the benefit of the applicable Seller(s) and promptly pay such moneys to the applicable Seller(s).

SECTION 2.03 OBLIGATIONS SECURED

(a) The property and assets described in Section 2.01 and Section 2.02 are collectively referred to herein as the “Collateral”.

(b) The security interest, assignment, mortgage, charge, hypothecation and pledge granted hereby (collectively, the “Security Interest”) secures the prompt and complete payment of the Secured Obligations.

(c) All reasonable out-of-pocket expenses, costs and charges incurred by or on behalf of the Administrative Agent and the Lenders in connection with the preparation of this Agreement, and all out-of-pocket expenses costs and charges incurred by or on behalf of the Administrative Agent and the Lenders in connection with the enforcement of the Security Interest or the realization of the Collateral, including all legal fees, court costs, receiver’s or agent’s remuneration and other out-of-pocket expenses of, or of taking or defending any action in connection with, taking possession of, repairing, protecting, insuring, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment of the Collateral or other lawful exercises of the powers conferred by the Credit Agreement and the other Loan Documents are payable on demand and shall be added to and form a part of the Secured Obligations.

SECTION 2.04 ATTACHMENT, PERFECTION, POSSESSION AND CONTROL

(a) The Borrower acknowledges that the Security Interest hereby created shall attach immediately to the Collateral in which the Borrower has any interest on the date hereof, and, with respect to after-acquired property, forthwith at the time the Borrower shall acquire an interest therein. The Borrower acknowledges that (i) value has been given, (ii) it has rights in the Collateral or the power to transfer rights in the Collateral to the Administrative Agent (other than after-acquired Collateral), (iii) it has not agreed to postpone the time of attachment of the Security Interest, and (iv) it has received a copy of this Agreement.

(b) The Borrower acknowledges that the Security Interest hereby created shall be and is hereby deemed to be effective, and value given therefor, as of and from the date hereof, whether or not any of the money or Secured Obligations shall be advanced or received or shall arise before or after or at the time of drawing any Advances under the Credit Agreement or before or after or upon the date of this Agreement.

(c) The Borrower shall promptly inform the Administrative Agent in writing of the acquisition by the Borrower of any personal property which is not adequately described in this Agreement, and the Borrower shall execute and deliver, from time to time, at its own expense, amendments to this Agreement and its schedules or additional security agreements or schedules as may be required by the Administrative Agent in order to preserve, protect and perfect its Security Interest in such personal property.

SECTION 2.05 SCOPE OF SECURITY INTEREST

The Security Interest does not extend to consumer goods.

SECTION 2.06 CARE AND CUSTODY OF COLLATERAL

(a) The Administrative Agent and the Lenders have no obligation to keep Collateral in their possession identifiable.

(b) The Administrative Agent may:

(i) at any time after the occurrence of an Event of Default, (A) assume control of any proceeds arising from the Collateral and deal with the Collateral hereunder, (B) notify any Obligors or any other person obligated on an account, chattel paper or instrument of the ownership of the Receivables and notify them to make payments to the party specified by the Administrative Agent (whether or not any Seller or Servicer was previously making collections on such accounts, chattel paper or instruments) or direct the Sellers or the Servicers, as applicable, to notify the Obligors, at the Borrower’s expense, of the ownership of the Receivables and to notify the Obligors or any other person obligated on an account, chattel paper or instrument to make payments to the party specified by the Borrower (whether or not any Seller or Servicer was previously making collections on such accounts, chattel paper or instruments) (and the identity of the owner may be withheld in any such notification).

(ii) at any time after the occurrence of a Re-Direction Event, acting reasonably and within its Permitted Discretion, with due consideration for the potential impact of such action on the collectability of Receivables in particular given the nature of the Obligors, at any time following the occurrence of a Re-Direction Event, notify any Obligors or any other person obligated on an account, chattel paper or instrument of the ownership of the Receivables and notify them to make payments to the party specified by the Administrative Agent (whether or not any Seller or Servicer was previously making collections on such accounts, chattel paper or instruments) or direct the Sellers or the Servicers, as applicable, to notify the Obligors, at the Borrower’s expense, of the ownership of the Receivables and to notify the Obligors or any other person obligated on an account, chattel paper or instrument to make payments to the party specified by the Borrower (whether or not any Seller or Servicer was previously making collections on such accounts, chattel paper or instruments) (and the identity of the owner may be withheld in any such notification).

(c) Prior to and after the occurrence and during the continuance of the occurrence of an Re-Direction Event or Event of Default, the Borrower, the Servicers and the Administrative Agent, respectively, shall manage amounts in the Transaction Account, in accordance with the terms of the Credit Agreement, the Transaction Account Blocked Account Agreement and the Sale and Servicing Agreement.

(d) If, and only if, a Re-Direction Event or an Event of Default has occurred, the Administrative Agent may deliver an Activation Notice (as defined in and) pursuant to and in accordance with the Transaction Account Blocked Account Agreement and/ or notify any Insurer of the ownership of and/or Security Interest in the Purchased Assets and/or direct any Insurer to pay any proceeds of the Insurance directly to an account specified by the Administrative Agent.

(e) The Borrower represents to the Administrative Agent, as follows:

(i) each of the Master Insurance Policies is a good, valid and subsisting insurance contract that has been fully paid up and in force and has not been forfeited, assigned (other than by the Sellers to the Borrower pursuant to the terms of the Sale and Servicing Agreement and by the Borrower to the Administrative Agent hereunder), terminated or otherwise disposed of or rendered void or voidable, and the Borrower has a good right and full power to assign the Master Insurance Policies hereunder;

(ii) each Seller’s interest in each of the Master Insurance Contracts with respect to the Purchased Receivables originated by it is freely assignable by the relevant Seller to the Borrower and all of the Borrower’s rights, title and interest therein is freely assignable by the Borrower to the Administrative Agent hereunder, in each case without any authorization, consent, approval, order, filing, registration or qualification by or with any Governmental Authority or any third party including the Insurers, except those that have been obtained and are in full force and effect; and

(iii) no assignment of any interest in any of the Master Insurance Contracts or other disposal thereof in any way prejudicial to or inconsistent with the Security Interest or the Loan Documents has been made as of the date hereof or will be made subsequent to the date hereof.

(f)	With respect to the Master Insurance Contracts:

(i)

the Borrower shall not terminate, cancel, or surrender or permit the termination, cancellation or surrender of any Master Insurance Contract with any Seller during the term of the Security Interest or the Transaction Documents without the prior written consent of the Administrative Agent, provided that consent to a termination or cancellation of a Master Insurance Contract shall only be provided if it is replaced by one or more replacement Master Insurance Policies (including an existing Master Insurance Policy that is extended to cover the Receivables originated by such Seller that were subject to the Master Insurance Contract that is terminated, cancelled or surrendered) on substantially the same terms (including the corresponding Master Insurance Marketing Agreement that governs the relationship of such Seller and relevant Insurer with respect to the Master Insurance Policy) and which provide(s) substantially the same risk coverage of the Obligors and Receivables and substantially the same coverage of the proportion of the Purchased Receivables in respect of which Insurance is place, as is provided by the Master Insurance Policies in effect on the Closing Date, within (i) if such Master Insurance Policy ceases to be in effect following receipt of notice of its termination from an Insurer or due to notification by such Seller to an Insurer that such Seller is terminating a Master Insurance Policy (in each case in accordance with the terms of the relevant Master Insurance Policy), a period of time equal to the contractual termination period specified in such Master Insurance Policy, and (ii) if a Master Insurance Policy is otherwise terminated, within 180 days of the relevant Master Insurance Policy ceasing to be in effect; and

(ii)

in the event that it becomes aware that any Insurer intends to terminate a Master Insurance Contract, to provide notice to the Administrative Agent of such intention to terminate such Master Insurance Contract promptly upon becoming aware of such intention.

ARTICLE III

ENFORCEMENT

SECTION 3.01 ENFORCEMENT

The Security Interest shall be legal, valid and binding and shall be and become enforceable against the Borrower upon the occurrence and during the continuation of an Event of Default, in accordance with Section 6.01 (Events of Default) of the Credit Agreement.

SECTION 3.02 REMEDIES

(a) Upon the occurrence and during the continuation of an Event of Default, as the case may be, the Administrative Agent (acting on the instructions of the Lenders) may take any of the actions as set out in Section 2.10 (Controlled Accounts) or Section 6.01 (Events of Default) of the Credit Agreement, as applicable.

(b) Upon the occurrence and during the continuation of an Event of Default, subject to the terms and conditions of the Loan Documents, the Administrative Agent may, in its sole discretion, realize upon the Collateral and enforce its right and the rights of the Lenders by:

(i) entering into possession of the Collateral by any method permitted by law;

(ii) holding, storing or keeping idle or operating all or any part of the Collateral;

(iii) collecting any proceeds arising in respect of the Collateral;

(iv) collecting, realizing, selling, assigning transferring or otherwise disposing of or otherwise dealing with, the Collateral;

(v) give any instruction or take any action in accordance with any applicable control agreement relating to the Transaction Account, including the Transaction Account Blocked Account Agreement;

(vi) exercising any and all rights, powers, benefits, advantages and discretions of the Borrower arising in connection with the Transaction Account;

(vii) receiving payments (including any interest) from or into the Transaction Account;

(viii) giving receipts and acquittances for any and all moneys and claims for moneys due or becoming due in respect of the Transaction Account;

(ix) applying, without notice, any funds in the Transaction Account against the Secured Obligations;

(x) adjusting and settling all matters relating to the Transaction Account;

(xi) instructing a financial institution to transfer funds held by it to an account maintained by the Administrative Agent;

(xii) appointing by instrument in writing a receiver (which term as used in this Agreement includes a receiver and manager) or agent of all or any part of the Collateral and removing or replacing from time to time any receiver or agent;

(xiii) instituting proceedings in any court of competent jurisdiction for the appointment of a receiver of all or any part of the Collateral;

(xiv) instituting proceedings in any court of competent jurisdiction for sale or foreclosure of all or any part of the Collateral;

(xv) filing proofs of claim and other documents to establish claims to the Collateral in any proceeding relating to the Borrower;

(xvi) exercising any other remedy or proceeding authorized or permitted under the PPSA or otherwise by law or equity; and

(xvii) subject to Section 2.02, sell or otherwise dispose of the Borrower’s interest in any of the Master Insurance Contracts, surrender the Borrower’s interest in any of the Master Insurance Policies and accept the surrender value thereof, or may accept a paid up policy in lieu thereof and exercise all rights, options and entitlements of the Borrower or otherwise pursuant to any of the Master Insurance Policies or exercise any such other remedy as is available to the Administrative Agent at law or in equity as the Administrative Agent in its absolute discretion determines in accordance with the terms hereof and the other Loan Documents. All persons dealing with the Administrative Agent and the Master Insurance Policies, including the Insurers, shall be entitled to accept conclusively the Administrative Agent’s determination of the Borrower’s indebtedness to the Administrative Agent.

(c) In exercising its rights with respect to the relevant Collateral, the Administrative Agent or any assignee thereof upon a realization shall be entitled to succeed to the rights of the Borrower under all relevant Transaction Documents and all relevant Master Insurance Contracts.

(d) The Administrative Agent is authorized to make such debits, credits, correcting entries and other entries to the Transaction Account and the Administrative Agent’s records relating to the Transaction Account as is necessary or desirable to give effect to the Administrative Agent’s rights hereunder and the Borrower agrees to be bound by such entries absent manifest error. Without limiting the foregoing, amounts standing to the credit of the Transaction Account that are applied by the Administrative Agent to the reduction or extinction of all or any part of the Secured Obligations may be transferred to the Administrative Agent.

SECTION 3.03 ADDITIONAL RIGHTS

In addition to the remedies set forth in Section 3.02, the Administrative Agent may, in its sole discretion, either directly or through its agents or nominees, whenever the Security Interest has become enforceable:

(a) subject to Section 2.02, deal with the Collateral and prepare for the disposition of the Collateral, whether on the premises of the Borrower or otherwise;

(b) carry on all or any part of the business of the Borrower and, to the exclusion of all others including the Borrower, enter upon, occupy and use all or any of the premises, buildings, and other property of, or used or occupied by, the Borrower, free of charge, and the Administrative Agent and the Lenders are not liable to the Borrower for any act, omission or negligence in so doing or for any rent, charges, depreciation or damages incurred in connection with, or resulting from, such action;

(c) borrow for the purpose of carrying on the business of the Borrower or for the maintenance, preservation or protection of the Collateral and grant security interests in the Collateral, whether or not in priority to the Security Interest, to secure repayment; and

(d) commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Collateral, and give good and valid receipts and discharges in respect of the Collateral and compromise or give time for the payment or performance of all or any part of the accounts or any other obligation of any third party to the Borrower.

SECTION 3.04 PROTECTION OF OWNERSHIP AND SECURITY INTERESTS

(a) The Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be reasonably necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the Administrative Agent’s Security Interest (on behalf of the Lenders) in the Collateral, or to enable the Administrative Agent or the Lenders to exercise and enforce their rights and remedies under this Agreement.

(b) Without limitation to its rights under the Loan Documents, at any time after the occurrence of a Re-Direction Event or Event of Default, the Administrative Agent may direct the Borrower or the Servicers, as applicable, to notify the Obligors, at the Borrower’s expense, of the ownership or Security Interests of the Administrative Agent (on behalf of the Lenders) under this Agreement and to notify the Obligors or any other person obligated on an account, chattel paper or instrument to make payments to the Administrative Agent (whether or not the Borrower was previously making collections on such accounts, chattel paper or instruments), and if such notification is not made within five (5) calendar days after the Administrative Agent has so directed the Borrower or the Servicers, as applicable, the Administrative Agent may make such notification. The Borrower or the Servicers (as applicable) shall, at the Administrative Agent’s or any Lender’s request, withhold the identity of the Administrative Agent or such Lender in any such notification.

(c) If, following the occurrence and during the continuance of an Amortization Event or Event of Default, the Borrower fails to perform any of its obligations under this Agreement, the Administrative Agent or any Lender may (but shall not be required to) perform, or cause performance of, such obligations, and the Administrative Agent’s or such Lender’s out-of-pocket costs and expenses incurred in connection therewith shall be payable by the Borrower as provided in Section 2.03(c) hereof and in Section 8.03 (Expenses; Indemnity; Damage; Waiver) of the Credit Agreement.

SECTION 3.05 CONCERNING A RECEIVER

(a) Any receiver appointed by the Administrative Agent shall be vested with all rights and remedies which could have been exercised by the Administrative Agent in respect of the Borrower or the Collateral and such other powers and discretions as are granted in the instrument of appointment and any supplemental instruments. The choice of receiver and its remuneration are within the sole and unfettered discretion of the Administrative Agent.

(b) Any receiver appointed by the Administrative Agent shall act as agent for the Administrative Agent for the purposes of taking possession of the Collateral, but otherwise and for all other purposes (except as provided below), as agent for the Borrower. The receiver may sell, lease, or otherwise dispose of Collateral as agent for the Borrower or as agent for the Administrative Agent as the Administrative Agent may determine in its discretion and subject to Section 2.02. The Borrower agrees to ratify and confirm all actions of the receiver acting as agent for the Borrower, and to release and indemnify the receiver in respect of all such actions.

(c) The Administrative Agent, in appointing or refraining from appointing any receiver, shall not incur any liability to the receiver, the Borrower or otherwise and is not responsible for any misconduct or negligence of such receiver.

SECTION 3.06 EXERCISE OF REMEDIES

Any remedy may be exercised separately or in combination and is in addition to, and not in substitution for, any other rights or remedies the Administrative Agent and the Lenders may have, however created. The Administrative Agent and the Lenders are not bound to exercise any right or remedy, and the exercise of rights and remedies is without prejudice to any other rights of the Administrative Agent and the Lenders in respect of the Secured Obligations including the right to claim for any deficiency.

SECTION 3.07 APPOINTMENT OF ATTORNEY

The Borrower irrevocably appoints the Administrative Agent (and its officers) as attorney of the Borrower (with full power of substitution) to do, make and execute, in the name of and on behalf of the Borrower, upon the occurrence and during the continuation of an Amortization Event or an Event of Default all such further acts, documents, matters and things which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement including the execution, endorsement and delivery of documents and any notices, receipts, assignments or verifications of the accounts. All acts of the attorney are hereby ratified and approved, and the attorney shall not be liable for any act, failure to act or any other matter or thing, except to the extent caused by its own gross negligence or wilful misconduct. This power of attorney is irrevocable, is coupled with an interest, has been given for valuable consideration (the receipt and adequacy of which is acknowledged) and survives, and does not terminate upon, the bankruptcy, dissolution, winding up or insolvency of the Borrower. This power of attorney extends to and is binding upon the Borrower’s successors and permitted assigns.

SECTION 3.08 DEALING WITH THE COLLATERAL

(a) The Administrative Agent and the Lenders are not obliged to exhaust their recourse against the Borrower or any other person or against any other security they may hold in respect of the Secured Obligations before realizing upon or otherwise dealing with the Collateral in such manner as the Administrative Agent considers desirable.

(b) The Administrative Agent and the Lenders may grant extensions or other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Borrower and with other persons, guarantors, sureties or security as they may see fit without prejudice to the Secured Obligations, the liability of the Borrower or the rights of the Administrative Agent and the Lenders in respect of the Collateral.

(c) The Administrative Agent and the Lenders are not (i) liable or accountable for any failure to collect, realize or obtain payment in respect of the Collateral, (ii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Collateral or for the purpose of preserving any rights of any persons in respect of the Collateral, (iii) responsible for any loss occasioned by any sale or other dealing with the Collateral in accordance with Section 2.02 or by the retention of or failure to sell or otherwise deal with the Collateral, or (iv) bound to protect the Collateral from depreciating in value or becoming worthless.

(d) To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, and without prejudice to the ability of the Administrative Agent to dispose of the Collateral in any such manner, the Borrower acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent to, and the Administrative Agent may, in its discretion (i) incur expenses reasonably deemed significant by the Administrative Agent to prepare the Collateral for disposition, (ii) exercise collection remedies directly or through the use of collection agencies, (iii) dispose of Collateral by way of public auction, public tender or private contract, with or without advertising and without any other formality, (iv) dispose of Collateral to a Lender or to a customer or client of the Administrative Agent or a Lender, (v) contact other persons, whether or not in the same business as the Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (vi) hire one or more professional auctioneers to assist in the disposition of the Collateral, whether or not the Collateral is of a specialized nature, (vii) establish an upset or reserve bid or price in respect of the Collateral, and (viii) establish such terms as to credit or otherwise as the Administrative Agent may determine.

(e) The Borrower acknowledges that the Administrative Agent may be unable to complete a public sale of any or all of the Collateral consisting of investment property by reason of certain prohibitions contained in applicable securities laws or otherwise. In connection therewith, it may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account for investment and not with a view to the distribution or resale thereof. Any such private sale may result in prices and other terms less favourable to the seller than if such sale were a public sale and, notwithstanding such circumstances, the Borrower agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner by reason of it being a private sale. The Administrative Agent is under no obligation to delay a sale of any or all of the Collateral for the period of time necessary to permit the issuer thereof to register such Collateral for public sale under applicable securities law or otherwise, even if the issuer agrees to do so.

SECTION 3.09 APPLICATION OF PROCEEDS

Notwithstanding anything herein to the contrary, any and all moneys realized by the Administrative Agent pursuant to this Agreement shall be applied by the Administrative Agent to such part of the Secured Obligations as the Administrative Agent may in its sole discretion determine in accordance with the priority of payments set forth in Section 2.03 (Application of Proceeds) of the Credit Agreement.

SECTION 3.10 DISCHARGE

(a) At the request and expense of the Borrower, the Security Interest will be discharged upon, but only upon, (a) full and indefeasible payment and performance of the Secured Obligations, and (b) the Administrative Agent and the Lenders having no obligations under the Credit Agreement and the other Loan Documents. In that connection, the Administrative Agent will execute and deliver to the Borrower such releases and discharges as the Borrower may reasonably require.

SECTION 3.11 DEALINGS BY THIRD PARTIES

(a) No person dealing with the Administrative Agent, any of the Lenders or an agent or receiver is required to determine (i) whether the Security Interest has become enforceable, (ii) whether the powers which such person is purporting to exercise have become exercisable, (iii) whether any money remains due to the Administrative Agent or the Lenders by the Borrower, (iv) the necessity or expediency of the stipulations and conditions subject to which any sale or lease is made, (v) the propriety or regularity of any sale or other dealing by the Administrative Agent or any Lender with the Collateral, or (vi) how any money paid to the Administrative Agent or Lenders has been applied.

(b) Any purchaser of Collateral shall hold the Collateral absolutely, free from any claim or right of any kind whatever, including any equity of redemption, of the Borrower. The Borrower waives (to the fullest extent permitted by law) as against any such purchaser, all rights of redemption, stay or appraisal which the Borrower has or may have under any rule of law or statute now existing or hereafter adopted.

SECTION 3.12 BORROWER LIABLE FOR DEFICIENCY

The Borrower is liable to the Administrative Agent and the Lenders for any deficiency after the proceeds of any sale or other disposition of Collateral are received by the Administrative Agent.

ARTICLE IV

GENERAL

SECTION 4.01 COMMON TERMS

Except as otherwise set out below, the terms as set out in Article VIII of the Credit Agreement shall apply to this Agreement as if set out in full again here, with such changes as are appropriate to fit this context.

SECTION 4.02 NO MERGER

This Agreement shall not operate by way of merger of any of the Secured Obligations and no judgment recovered by the Administrative Agent or any of the Lenders will operate by way of merger of, or in any way affect, the Security Interest, which is in addition to, and not in substitution for, any other security now or hereafter held by the Administrative Agent and the Lenders in respect of the Secured Obligations.

SECTION 4.03 FURTHER ASSURANCES

The Borrower shall from time to time, whether before or after the Security Interest has become enforceable, do all acts and things and execute and deliver all transfers, assignments and agreements as the Administrative Agent may reasonably require for (a) protecting the Collateral, (b) perfecting the Security Interest, (c) obtaining control of the Collateral, (d) exercising all powers, authorities and discretions conferred upon the Administrative Agent, and (e) otherwise enabling the Administrative Agent and the Lenders to obtain the full benefits of this Agreement and the rights and powers herein granted. The Borrower shall, from time to time after the Security Interest has become enforceable, do all acts and things and execute and deliver all transfers, assignments and agreements as the Administrative Agent may require for facilitating the sale or other disposition of the Collateral in connection with its realization.

SECTION 4.04 SUPPLEMENTAL SECURITY

This Agreement is in addition to and without prejudice to all other security now held or which may hereafter be held by the Administrative Agent and the Lenders.

SECTION 4.05 WAIVER OF DELIVERY

To the extent permitted by applicable law, the Borrower waives its right to receive a copy of any financing statement or financing change statement registered by or on behalf of the Administrative Agent, or any verification statement with respect to any financing or financing change statement registered by or on behalf of the Administrative Agent.

SECTION 4.06 CONFLICT

In the event of any conflict between the provisions of this Agreement and the provisions of the Credit Agreement which cannot be resolved by both provisions being complied with, the provisions contained in the Credit Agreement will prevail to the extent of such conflict.

[Signature Pages Follow]

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Signature Page to General Security Agreement

CURO CANADA RECEIVABLES LIMITED PARTNERSHIP, by its general partner, CURO CANADA RECEIVABLES GP INC.

By:	/s/ Donald F. Gayhardt
Name: Donald F. Gayhardt
Title: Director

Signature Page to General Security Agreement

The foregoing is acknowledged by the respective authorized officer of the undersigned as of the day and year first above written

WATERFALL ASSET MANAGEMENT, LLC, as the Administrative Agent

By:	/s/ Thomas Buttacavoli
Name: Thomas Buttacavoli
Title: Authorized Person

Signature Page to General Security Agreement